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                                                                    EXHIBIT 21.1



                                 SUBSIDIARIES OF
                            EDUCATIONAL MEDICAL, INC.




Andon Colleges, Inc.

California Academy of Merchandising, Art and Design, Inc.

DBS Acquisition Corp.

ICM Acquisition Corp.

Maric Learning Systems

MTSX Acquisition Corp.

OIOPT Acquisition Corp.

Palo Vista College of Nursing and Allied Health Sciences, Inc.

Scottsdale Educational Center for Allied Health Careers, Incorporated